Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2025 THIRD QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.40 PER SHARE

ARLINGTON, Texas (Business Wire) - July 22, 2025

Fiscal 2025 Third Quarter Highlights
•Net income attributable to D.R. Horton of $1.0 billion or $3.36 per diluted share
•Consolidated pre-tax income of $1.4 billion, with a pre-tax profit margin of 14.7%
•Consolidated revenues of $9.2 billion
•Homes sales revenues of $8.6 billion on 23,160 homes closed
•Net sales orders of 23,071 homes with an order value of $8.4 billion
•Repurchased 9.7 million shares of common stock for $1.2 billion and paid cash dividends of $122.4 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per diluted share attributable to D.R. Horton for its third fiscal quarter ended June 30, 2025 decreased 18% to $3.36 compared to $4.10 in the same quarter of fiscal 2024. Net income attributable to D.R. Horton in the third quarter of fiscal 2025 decreased 24% to $1.0 billion compared to $1.4 billion in the same quarter of fiscal 2024. For the nine months ended June 30, 2025, net income per diluted share attributable to D.R. Horton decreased 18% to $8.53 compared to $10.43 in the same period of fiscal 2024. Net income attributable to D.R. Horton for the nine months ended June 30, 2025 decreased 23% to $2.7 billion compared to $3.5 billion in the same period of fiscal 2024.

Consolidated revenues in the third quarter of fiscal 2025 decreased 7% to $9.2 billion compared to $10.0 billion in the same quarter of fiscal 2024. For the nine months ended June 30, 2025, consolidated revenues decreased 8% to $24.6 billion compared to $26.8 billion in the same period of fiscal 2024.

The Company's return on equity (ROE) was 16.1% for the trailing twelve months ended June 30, 2025, and return on assets (ROA) was 11.1% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

During the nine months ended June 30, 2025, net cash provided by operations was $949.1 million. The Company's consolidated cash balance at June 30, 2025 was $2.6 billion and the available capacity on its credit facilities was $2.9 billion, for total liquidity of $5.5 billion. In May, the Company issued $500 million of homebuilding senior notes due 2030. Debt at June 30, 2025 totaled $7.2 billion, with $500 million of homebuilding senior notes maturing in the next twelve months. The Company's debt to total capital ratio at June 30, 2025 was 23.2%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

David Auld, Executive Chairman, said, “The D.R. Horton team delivered a strong third quarter, highlighted by earnings per diluted share of $3.36. Consolidated pre-tax income for the quarter was $1.4 billion on revenues of $9.2 billion, with a pre-tax profit margin of 14.7%. We leveraged our operational results and strong balance sheet to return $1.3 billion to shareholders through share repurchases and dividends during the quarter, and we have reduced our outstanding share count by 9% from a year ago.

“Our net sales orders in the third quarter were flat with the prior year quarter and increased 3% sequentially. We closed more homes than the high end of our guidance range, while maintaining a home sales gross margin of 21.8%. Our tenured operators continue to respond to market conditions with discipline to drive traffic and incremental sales, while carefully balancing pace versus price to maximize returns.

“New home demand continues to be impacted by ongoing affordability constraints and cautious consumer sentiment. We expect our sales incentives to remain elevated and increase further during the fourth quarter, the extent to which will depend on the strength of demand during the remainder of summer, changes in mortgage interest rates and other market conditions.

“Our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility. We are well-positioned with our affordable product offerings and flexible lot supply and are focused on maximizing returns in each of our communities. We are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders through share repurchases and dividends.”

Homebuilding Operations
Homebuilding revenue for the third quarter of fiscal 2025 decreased 7% to $8.6 billion compared to $9.2 billion in the same quarter of fiscal 2024. Homes closed in the quarter decreased 4% to 23,160 homes compared to 24,155 homes closed in the same quarter of fiscal 2024. Homebuilding revenue for the first nine months of fiscal 2025 decreased 8% to $23.0 billion compared to $25.0 billion in the same period of fiscal 2024. Homes closed in the first nine months of fiscal 2025 decreased 7% to 61,495 homes compared to 66,043 homes closed in the same period of fiscal 2024.

Homebuilding pre-tax income in the third quarter of fiscal 2025 decreased 25% to $1.2 billion with a pre-tax profit margin of 13.8% compared to $1.6 billion of pre-tax income and a 17.0% pre-tax profit margin in the same quarter of fiscal 2024. Homebuilding pre-tax income for the first nine months of fiscal 2025 decreased 22% to $3.1 billion with a pre-tax profit margin of 13.7% compared to $4.0 billion of pre-tax income and a 16.1% pre-tax profit margin in the same period of fiscal 2024.

The Company’s homebuilding return on inventory (ROI) was 22.1% for the trailing twelve months ended June 30, 2025. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

During the nine months ended June 30, 2025, net cash provided by homebuilding operations was $1.7 billion.

Net sales orders for the third quarter ended June 30, 2025 totaled 23,071 homes compared to 23,001 homes in the same quarter of fiscal 2024. Net sales order value decreased 3% to $8.4 billion compared to $8.7 billion in the same quarter of fiscal 2024. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the third quarter of fiscal 2025 was 17% compared to 18% in the prior year quarter. Net sales orders for the first nine months of fiscal 2025 decreased 6% to 63,345 homes and 8% in value to $23.4 billion compared to 67,526 homes and $25.6 billion in the same period of fiscal 2024. The Company's sales order backlog of homes under contract at June 30, 2025 decreased 16% to 14,075 homes and 19% in value to $5.3 billion compared to 16,792 homes and $6.6 billion at June 30, 2024.

At June 30, 2025, the Company had 38,400 homes in inventory, of which 25,000 were unsold. 7,300 of the Company’s unsold homes at June 30, 2025 were completed, of which 800 had been completed for greater than six months. The Company’s homebuilding land and lot portfolio totaled 601,400 lots at the end of the quarter, of which 24% were owned and 76% were controlled through land and lot purchase contracts. Of the Company’s homes closed during the nine months ended June 30, 2025, 65% were on lots developed by Forestar or third parties, up from 63% during the same period of fiscal 2024.

Rental Operations
The Company's rental operations generated $54.8 million of pre-tax income on revenues of $380.7 million in the third quarter of fiscal 2025 compared to $64.2 million of pre-tax income on revenues of $413.7 million in the same quarter of fiscal 2024. For the nine months ended June 30, 2025, rental operations pre-tax income was $89.4 million on revenues of $835.0 million compared to pre-tax income of $128.8 million on revenues of $980.2 million in the prior year period.

During the third quarter of fiscal 2025, the Company sold 1,065 single-family rental homes for $313.5 million compared to 790 homes sold for $258.5 million in the prior year quarter. During the nine months ended June 30, 2025, the Company sold 1,895 single-family rental homes for $545.8 million compared to 2,278 homes sold for $675.9 million in the prior year period. At June 30, 2025, the consolidated balance sheet included $667.8 million of single-family rental property inventory consisting of 2,770 homes, of which 2,300 homes were completed, and 1,050 lots, of which 615 lots were finished.

During the third quarter of fiscal 2025, the Company sold 328 multi-family rental units for $66.1 million compared to 610 units sold for $155.2 million in the prior year quarter. During the nine months ended June 30, 2025, the Company sold 1,132 multi-family rental units for $280.1 million compared to 1,334 units sold for $304.3 million in the prior year period. At June 30, 2025, the consolidated balance sheet included $2.5 billion of multi-family rental property inventory consisting of 13,190 units, of which 5,560 units were under active construction and 7,630 units were completed.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the third quarter ended June 30, 2025, Forestar sold 3,605 lots and generated $390.5 million of revenue compared to 3,255 lots and $318.4 million of revenue in the prior year quarter. For the nine months ended June 30, 2025, Forestar sold 9,349 lots and generated $991.9 million of revenue compared to 9,694 lots and $958.0 million of revenue in the prior year period. Forestar’s pre-tax income in the third quarter of fiscal 2025 was $43.6 million with a pre-tax profit margin of 11.2% compared to $51.6 million of pre-tax income and a 16.2% pre-tax profit margin in the same quarter of fiscal 2024. For the nine months ended June 30, 2025, Forestar’s pre-tax income was $106.2 million with a pre-tax profit margin of 10.7% compared to $161.6 million of pre-tax income and a 16.9% pre-tax profit margin in the same period of fiscal 2024.

Financial Services
For the third quarter ended June 30, 2025, financial services revenues were $227.8 million compared to $242.3 million in the same quarter of fiscal 2024. Financial services pre-tax income for the quarter was $81.3 million with a pre-tax profit margin of 35.7% compared to $91.3 million of pre-tax income and a 37.7% pre-tax profit margin in the prior year quarter. For the nine months ended June 30, 2025, financial services revenues were $623.0 million compared to $660.5 million in the same period of fiscal 2024. Financial services pre-tax income was $203.0 million with a pre-tax profit margin of 32.6% compared to $235.3 million of pre-tax income and a 35.6% pre-tax profit margin in the prior year period.

Dividends
During the third quarter of fiscal 2025, the Company paid cash dividends of $122.4 million, for a total of $376.4 million of dividends paid during the nine months ended June 30, 2025. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.40 per common share that is payable on August 14, 2025 to stockholders of record on August 7, 2025.

Share Repurchases
The Company repurchased 9.7 million shares of common stock for $1.2 billion during the third quarter of fiscal 2025, for a total of 26.2 million shares repurchased for $3.6 billion during the nine months ended June 30, 2025. The Company’s number of common shares outstanding at June 30, 2025 was 298.9 million, down 9% from 327.4 million shares outstanding at June 30, 2024. The Company’s remaining stock repurchase authorization at June 30, 2025 was $4.0 billion.

Guidance
Based on the Company’s results for the first nine months of fiscal 2025 and current market conditions, D.R. Horton is updating its guidance for fiscal 2025 as follows:
•Consolidated revenues in the range of $33.7 billion to $34.2 billion
•Homes closed by homebuilding operations of 85,000 homes to 85,500 homes
•Share repurchases in the range of $4.2 billion to $4.4 billion
The Company is reiterating its fiscal 2025 guidance as follows:
•Income tax rate of approximately 24.0%
•Consolidated cash flow provided by operations of greater than $3.0 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its fourth quarter of fiscal 2025 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, July 22) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 586904), and the call will also be webcast from the Company’s website at investor.drhorton.com.

Fourth Quarter Conference Call
The Company plans to release financial results for its fourth quarter and fiscal year ended September 30, 2025 on Tuesday, October 28, 2025 before the market opens. The Company will host a conference call that morning at 8:30 a.m. Eastern Time. Details on how to access the conference call will be available at a later date.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1.2 million homes in its over 46-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $250,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended June 30, 2025, D.R. Horton closed 85,142 homes in its homebuilding operations, in addition to 3,587 single-family rental homes and 2,000 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our tenured operators continue to respond to market conditions with discipline to drive traffic and incremental sales, while carefully balancing pace versus price to maximize returns in each of our communities; we expect our sales incentives to remain elevated and increase further during the fourth quarter, the extent to which will depend on the strength of demand during the remainder of summer, changes in mortgage interest rates and other market conditions; our strong liquidity, low leverage, experienced operators and national scale provide us with significant financial and operational flexibility; we are well-positioned with our affordable product offerings and flexible lot supply and are focused on maximizing returns in each of our communities; and we are maintaining our disciplined approach to capital allocation to enhance the long-term value of D.R. Horton, including consistently returning capital to our shareholders through share repurchases and dividends. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our land development and housing operations; the effects of governmental regulations on our financial services operations; the effects of competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and the effects of actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2025	September 30, 2024
	(In millions)
ASSETS
Cash and cash equivalents	$2,614.0	$4,516.4
Restricted cash	50.9	27.6
Total cash, cash equivalents and restricted cash	2,664.9	4,544.0
Inventories:
Construction in progress and finished homes	9,024.3	8,875.8
Residential land and lots — developed, under development, held for development and held for sale	14,569.4	13,121.4
Rental properties	3,132.4	2,906.0
Total inventory	26,726.1	24,903.2
Mortgage loans held for sale	2,767.7	2,477.5
Deferred income taxes, net of valuation allowance of $14.8 million and $14.9 million at June 30, 2025 and September 30, 2024, respectively	66.5	167.5
Property and equipment, net	559.7	531.0
Other assets	3,447.5	3,317.6
Goodwill	163.5	163.5
Total assets	$36,395.9	$36,104.3
LIABILITIES
Accounts payable	$1,388.8	$1,345.5
Accrued expenses and other liabilities	3,165.4	3,016.7
Notes payable	7,248.7	5,917.7
Total liabilities	11,802.9	10,279.9
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 403,939,994 shares issued and 298,945,018 shares outstanding at June 30, 2025 and 402,848,342 shares issued and 324,027,360 shares outstanding at September 30, 2024	4.0	4.0
Additional paid-in capital	3,536.7	3,490.7
Retained earnings	30,254.5	27,951.0
Treasury stock, 104,994,976 shares and 78,820,982 shares at June 30, 2025 and September 30, 2024, respectively, at cost	(9,742.3)	(6,132.9)
Stockholders’ equity	24,052.9	25,312.8
Noncontrolling interests	540.1	511.6
Total equity	24,593.0	25,824.4
Total liabilities and equity	$36,395.9	$36,104.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
	(In millions, except per share data)
Revenues	$9,225.7	$9,965.7	$24,572.6	$26,798.8
Cost of sales	7,016.5	7,323.7	18,553.1	19,817.7
Selling, general and administrative expense	944.3	923.6	2,721.1	2,639.2
Other (income) expense	(93.2)	(80.6)	(236.7)	(233.1)
Income before income taxes	1,358.1	1,799.0	3,535.1	4,575.0
Income tax expense	325.0	432.2	831.0	1,068.8
Net income	1,033.1	1,366.8	2,704.1	3,506.2
Net income attributable to noncontrolling interests	8.5	13.2	24.2	33.2
Net income attributable to D.R. Horton, Inc.	$1,024.6	$1,353.6	$2,679.9	$3,473.0

Net income per share attributable to D.R. Horton, Inc.
Basic	$3.37	$4.12	$8.57	$10.50
Diluted	$3.36	$4.10	$8.53	$10.43

Weighted average shares outstanding
Basic	304.1	328.4	312.7	330.9
Diluted	304.9	330.1	314.1	333.0

Other Consolidated Financial Data
Interest charged to cost of sales	$38.4	$35.3	$100.9	$96.1
Depreciation and amortization	$25.2	$22.4	$73.9	$63.5
Interest incurred	$71.3	$54.5	$173.2	$147.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2025	2024
	(In millions)
OPERATING ACTIVITIES
Net income	$2,704.1	$3,506.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.9	63.5
Stock-based compensation expense	101.1	92.7
Deferred income taxes	101.2	29.9
Inventory and land option charges	100.8	34.4
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(146.1)	(863.0)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,481.1)	(2,012.1)
Increase in rental properties	(230.8)	(375.7)
Increase in other assets	(136.5)	(154.4)
Increase in mortgage loans held for sale	(290.2)	(58.9)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	152.7	(34.4)
Net cash provided by operating activities	949.1	228.2
INVESTING ACTIVITIES
Expenditures for property and equipment	(93.6)	(133.3)
Proceeds from sale of assets	18.4	14.9
Payments related to business acquisitions, net of cash acquired	(53.1)	(37.9)
Other investing activities	4.8	(4.8)
Net cash used in investing activities	(123.5)	(161.1)
FINANCING ACTIVITIES
Proceeds from notes payable	3,012.0	1,270.0
Repayment of notes payable	(1,891.1)	(640.4)
Borrowings on mortgage repurchase facilities, net	170.4	21.8
Proceeds from stock associated with certain employee benefit plans	8.5	12.2
Cash paid for shares withheld for taxes	(64.2)	(82.9)
Cash dividends paid	(376.4)	(297.5)
Repurchases of common stock	(3,576.3)	(1,230.3)
Net proceeds from issuance of Forestar common stock	—	19.7
Net other financing activities	12.4	(19.8)
Net cash used in financing activities	(2,704.7)	(947.2)
Net decrease in cash, cash equivalents and restricted cash	(1,879.1)	(880.1)
Cash, cash equivalents and restricted cash at beginning of period	4,544.0	3,900.1
Cash, cash equivalents and restricted cash at end of period	$2,664.9	$3,020.0
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Notes payable issued for inventory	$5.5	$43.4
Reduction of notes payable upon deconsolidation of variable interest entity	$—	$(127.8)
Stock issued under employee incentive plans	$147.2	$173.2
Repurchases of common stock not settled	$23.2	$1.5

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	June 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,962.4	$160.3	$189.2	$268.0	$34.1	$2,614.0
Restricted cash	24.3	1.9	—	24.7	—	50.9
Inventories:
Construction in progress and finished homes	9,142.4	—	—	—	(118.1)	9,024.3
Residential land and lots	11,955.8	—	2,823.5	—	(209.9)	14,569.4
Rental properties	—	3,141.6	—	—	(9.2)	3,132.4
	21,098.2	3,141.6	2,823.5	—	(337.2)	26,726.1
Mortgage loans held for sale	—	—	—	2,767.7	—	2,767.7
Deferred income taxes, net	121.6	(14.7)	—	—	(40.4)	66.5
Property and equipment, net	525.4	1.6	7.7	4.0	21.0	559.7
Other assets	3,176.3	43.7	100.0	227.6	(100.1)	3,447.5
Goodwill	134.3	—	—	—	29.2	163.5
	$27,042.5	$3,334.4	$3,120.4	$3,292.0	$(393.4)	$36,395.9
Liabilities
Accounts payable	$1,163.7	$347.7	$67.2	$0.3	$(190.1)	$1,388.8
Accrued expenses and other liabilities	2,754.9	39.8	500.1	367.6	(497.0)	3,165.4
Notes payable	3,651.7	1,020.0	872.8	1,704.2	—	7,248.7
	$7,570.3	$1,407.5	$1,440.1	$2,072.1	$(687.1)	$11,802.9

	September 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$3,623.0	$157.6	$481.2	$242.3	$12.3	$4,516.4
Restricted cash	4.8	2.2	—	20.6	—	27.6
Inventories:
Construction in progress and finished homes	8,986.1	—	—	—	(110.3)	8,875.8
Residential land and lots	11,044.9	—	2,266.2	—	(189.7)	13,121.4
Rental properties	—	2,902.4	—	—	3.6	2,906.0
	20,031.0	2,902.4	2,266.2	—	(296.4)	24,903.2
Mortgage loans held for sale	—	—	—	2,477.5	—	2,477.5
Deferred income taxes, net	211.6	(14.7)	—	—	(29.4)	167.5
Property and equipment, net	500.2	1.1	7.1	4.0	18.6	531.0
Other assets	2,976.5	74.5	85.6	212.3	(31.3)	3,317.6
Goodwill	134.3	—	—	—	29.2	163.5
	$27,481.4	$3,123.1	$2,840.1	$2,956.7	$(297.0)	$36,104.3
Liabilities
Accounts payable	$1,046.1	$474.2	$85.9	$0.8	$(261.5)	$1,345.5
Accrued expenses and other liabilities	2,552.0	67.8	452.8	234.6	(290.5)	3,016.7
Notes payable	2,926.8	750.7	706.4	1,533.8	—	5,917.7
	$6,524.9	$1,292.7	$1,245.1	$1,769.2	$(552.0)	$10,279.9
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,561.0	$—	$—	$—	$—	$8,561.0
Land/lot sales and other	19.8	—	390.5	—	(354.1)	56.2
Rental property sales	—	380.7	—	—	—	380.7
Financial services	—	—	—	227.8	—	227.8
	8,580.8	380.7	390.5	227.8	(354.1)	9,225.7
Cost of sales
Home sales (2)	6,691.6	—	—	—	(62.2)	6,629.4
Land/lot sales and other	17.0	—	308.9	—	(288.0)	37.9
Rental property sales	—	295.6	—	—	(0.6)	295.0
Inventory and land option charges	51.9	0.4	1.9	—	—	54.2
	6,760.5	296.0	310.8	—	(350.8)	7,016.5
Selling, general and administrative expense	670.0	61.4	37.4	171.0	4.5	944.3
Other (income) expense	(36.0)	(31.5)	(1.3)	(24.5)	0.1	(93.2)
Income before income taxes	$1,186.3	$54.8	$43.6	$81.3	$(7.9)	$1,358.1

	Nine Months Ended June 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$22,887.9	$—	$—	$—	$—	$22,887.9
Land/lot sales and other	63.1	—	991.9	—	(828.3)	226.7
Rental property sales	—	835.0	—	—	—	835.0
Financial services	—	—	—	623.0	—	623.0
	22,951.0	835.0	991.9	623.0	(828.3)	24,572.6
Cost of sales
Home sales (2)	17,828.4	—	—	—	(165.3)	17,663.1
Land/lot sales and other	33.7	—	774.1	—	(675.8)	132.0
Rental property sales	—	657.8	—	—	(0.6)	657.2
Inventory and land option charges	93.2	4.3	3.9	—	(0.6)	100.8
	17,955.3	662.1	778.0	—	(842.3)	18,553.1
Selling, general and administrative expense	1,944.5	165.8	111.8	485.4	13.6	2,721.1
Other (income) expense	(83.0)	(82.3)	(4.1)	(65.4)	(1.9)	(236.7)
Income before income taxes	$3,134.2	$89.4	$106.2	$203.0	$2.3	$3,535.1
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,738.6	$(294.5)	$(453.9)	$(20.1)	$(21.0)	$949.1
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$9,231.2	$—	$—	$—	$—	$9,231.2
Land/lot sales and other	10.3	—	318.4	—	(250.2)	78.5
Rental property sales	—	413.7	—	—	—	413.7
Financial services	—	—	—	242.3	—	242.3
	9,241.5	413.7	318.4	242.3	(250.2)	9,965.7
Cost of sales
Home sales (2)	7,017.3	—	—	—	(72.5)	6,944.8
Land/lot sales and other	5.6	—	246.2	—	(201.1)	50.7
Rental property sales	—	319.3	—	—	(5.9)	313.4
Inventory and land option charges	12.6	1.5	0.7	—	—	14.8
	7,035.5	320.8	246.9	—	(279.5)	7,323.7
Selling, general and administrative expense	656.5	55.0	29.3	178.0	4.8	923.6
Other (income) expense	(22.7)	(26.3)	(9.4)	(27.0)	4.8	(80.6)
Income before income taxes	$1,572.2	$64.2	$51.6	$91.3	$19.7	$1,799.0

	Nine Months Ended June 30, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$24,974.2	$—	$—	$—	$—	$24,974.2
Land/lot sales and other	37.6	—	958.0	—	(811.7)	183.9
Rental property sales	—	980.2	—	—	—	980.2
Financial services	—	—	—	660.5	—	660.5
	25,011.8	980.2	958.0	660.5	(811.7)	26,798.8
Cost of sales
Home sales (2)	19,130.8	—	—	—	(195.0)	18,935.8
Land/lot sales and other	23.0	—	729.6	—	(657.8)	94.8
Rental property sales	—	763.4	—	—	(10.7)	752.7
Inventory and land option charges	31.2	2.2	1.0	—	—	34.4
	19,185.0	765.6	730.6	—	(863.5)	19,817.7
Selling, general and administrative expense	1,874.1	163.8	86.5	500.6	14.2	2,639.2
Other (income) expense	(73.2)	(78.0)	(20.7)	(75.4)	14.2	(233.1)
Income before income taxes	$4,025.9	$128.8	$161.6	$235.3	$23.4	$4,575.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$971.9	$(656.8)	$(277.6)	$156.9	$33.8	$228.2
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended June 30,				Nine Months Ended June 30,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,294	$683.6	1,458	$729.5	3,703	$1,980.1	4,254	$2,158.4
Southwest	2,396	1,129.3	2,488	1,215.3	6,941	3,322.4	7,719	3,762.5
South Central	6,131	1,868.0	5,880	1,917.8	16,648	5,152.2	17,733	5,759.6
Southeast	5,475	1,830.1	6,089	2,165.1	15,077	5,094.2	17,875	6,360.1
East	4,887	1,696.5	4,546	1,614.6	13,228	4,579.8	12,825	4,574.9
North	2,888	1,214.8	2,540	1,073.4	7,748	3,305.8	7,120	2,952.9
	23,071	$8,422.3	23,001	$8,715.7	63,345	$23,434.5	67,526	$25,568.4

HOMES CLOSED

	Three Months Ended June 30,				Nine Months Ended June 30,
	2025		2024		2025		2024
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,270	$698.8	1,427	$720.7	3,549	$1,892.3	4,037	$2,034.3
Southwest	2,396	1,166.2	2,673	1,313.7	6,937	3,369.7	7,556	3,647.8
South Central	6,239	1,938.2	6,104	2,009.0	15,943	4,954.7	17,323	5,631.4
Southeast	5,682	1,923.2	6,669	2,415.9	15,339	5,255.5	18,281	6,591.3
East	4,835	1,668.3	4,748	1,709.0	12,507	4,336.5	12,389	4,418.1
North	2,738	1,166.3	2,534	1,062.9	7,220	3,079.2	6,457	2,651.3
	23,160	$8,561.0	24,155	$9,231.2	61,495	$22,887.9	66,043	$24,974.2

SALES ORDER BACKLOG

	As of June 30,
	2025		2024
	Homes	Value	Homes	Value
Northwest	689	$372.0	764	$402.2
Southwest	1,218	576.3	1,570	795.9
South Central	3,459	1,091.2	4,037	1,354.8
Southeast	2,833	974.1	4,410	1,642.4
East	3,465	1,255.7	3,817	1,409.2
North	2,411	1,068.8	2,194	949.5
	14,075	$5,338.1	16,792	$6,554.0

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	June 30, 2025			September 30, 2024
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	11,100	17,800	28,900	13,000	18,600	31,600
Southwest	20,300	30,800	51,100	22,200	29,200	51,400
South Central	36,400	116,000	152,400	39,000	109,600	148,600
Southeast	30,400	114,800	145,200	29,500	134,300	163,800
East	31,500	116,100	147,600	32,500	129,300	161,800
North	16,200	60,000	76,200	16,300	59,400	75,700
	145,900	455,500	601,400	152,500	480,400	632,900
	24%	76%	100%	24%	76%	100%
_____________
(1)Lots controlled at June 30, 2025 included approximately 42,700 lots owned or controlled by Forestar, 24,200 of which our homebuilding divisions had under contract to purchase and 18,500 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2024 included approximately 37,700 lots owned or controlled by Forestar, 20,500 of which our homebuilding divisions had under contract to purchase and 17,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	June 30, 2025	September 30, 2024
Northwest	2,300	2,100
Southwest	4,000	4,200
South Central	10,500	9,000
Southeast	8,100	9,700
East	8,500	7,500
North	5,000	4,900
	38,400	37,400
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.